Exhibit 10.69

DEBTOR NAME AND ADDRESS	SECURED PARTY NAME AND ADDRESS

Patriot Risk Management, Inc. (“PRM”)	Ullico Inc.
PRS Group, Inc. (“PRS Group”)	1625 Eye Street, NW
Guarantee Insurance Group, Inc. (“GIGI”)	Washington, DC 20006
Patriot Risk Services, Inc.
Patriot Risk Management of Florida, Inc.
SunCoast Capital, Inc.
401 East Las Olas Blvd., Suite 1540
Ft. Lauderdale, FL 33301
Type: ☐ individual ☐  partnership ☑  corporation
☐
state of organization/registration (if applicable)

☐  If checked, refer to addendum for additional
Debtors and signatures.
COMMERCIAL SECURITY AGREEMENT
The date of this Commercial Security Agreement (Agreement) is December 31, 2008.
SECURED DEBTS. This Agreement will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts that (check one)    ☑ Debtor   ☐                                                                                   (Borrower) owes to Secured Party:
☐.	Specific Debts. The following debts and all extensions, renewals, refinancings, modifications, and replacements (describe):

☑.	All Debts. All present and future debts, even if this Agreement is not referenced, the debts are also secured by other collateral, or the future debt is unrelated to or of a different type than the current debt. Nothing in this Agreement is a commitment to make future loans or advances.
SECURITY INTEREST. To secure the payment and performance of the Secured Debts, Debtor gives Secured Party a security interest in all of the Property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. “Property” includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment on performance of the Property. “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Secured Party is no longer obligated to advance funds in Debtor or Borrower.

PROPERTY DESCRIPTION. The Property is described as follows:
☑.	Accounts and Other Rights to Payment: All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. This includes any rights and interests (including all liens) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.

☑.	Inventory: All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor’s business.

☑.	Equipment: All equipment including, but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts, and tools. The Property includes any equipment described in a list or schedule Debtor gives to Secured Party, but such a list is not necessary to create a valid security interest in all of Debtor’s equipment.

☑.	Instruments and Chattel Paper: All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

☑.	General Intangibles: All general intangibles including, but not limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use Debtor’s name.

☑.	Documents: All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

☐.	Farm Products and Supplies: All farm products including, but not limited to, all poultry and livestock and their young, along with their produce, products, and replacements; all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor’s farming operations.

☑.	Government Payments and Programs: All payments, accounts, general intangibles, and benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conservation reserve payments under any preexisting, current, or future federal or state government program.

☑.	Investment Property: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.

☑.	Deposit Accounts: All deposit accounts including, but not limited to, demand, time,

savings, passbook, and similar accounts.
☑.	Specific Property Description: The Property includes, but is not limited by, the following (if required, provide real estate description):

See also Addendum A dated of even date hereof attached hereto and incorporated herein by this reference.

See Extension of Security Agreement dated of even date hereof attached hereto and incorporated herein by this reference.
USE OF PROPERTY, The property will be used for ☐ personal ☑ business ☐ agriculture ☐                     purposes.
SIGNATURES. Debtor agrees to the terms on all pages of this Agreement and acknowledges receipt of a copy of this Agreement.

DEBTOR	SECURED PARTY

PATRIOT RISK MANAGEMENT, INC.,	ULLICO INC.,
a Delaware corporation	a Maryland corporation

By:	By:	/s/ James M. Paul

Name: Steven M. Mariano		Name: James M. Paul
Title: President and Chief Executive Officer		Title: Senior V. P., Chief Operating Officer

PRS GROUP, INC., a Delaware corporation
By:
	Name:	Steven M. Mariano
	Title:	Chairman

GUARANTEE INSURANCE GROUP, INC., a Delaware corporation
By:
	Name:	Steven M. Mariano
	Title:	President and Chief Executive Officer

3

savings, passbook, and similar accounts.

☑.	Specific Property Description: The Property includes, but is not limited by, the following (if required, provide real estate description):

See also Addendum A dated of even date hereof attached hereto and incorporated herein by this reference.

See Extension of Security Agreement dated of even date hereof attached hereto and incorporated herein by this reference.
     USE OF PROPERTY, The ___ property will be used for ☐ personal ☑ business ☐ agriculture ☐                     purposes.
SIGNATURES. Debtor agrees to the terms on all pages of this Agreement and acknowledges receipt of a copy of this Agreement.

DEBTOR		SECURED PARTY

PATRIOT RISK MANAGEMENT, INC.,		ULLICO INC.,
a Delaware corporation		a Maryland corporation

By:	/s/ Steven M. Mariano	By:

	Name: Steven M. Mariano	Name:
	Title: President and Chief Executive Officer	Title:

PRS GROUP, INC., a Delaware corporation
By:	/s/ Eric S. Dawson
	Name:	Eric S. Dawson
	Title:	Secretary

GUARANTEE INSURANCE GROUP, INC., a Delaware corporation
By:	/s/ Steven M. Mariano
	Name:	Steven M. Mariano
	Title:	President and Chief Executive Officer

PATRIOT RISK SERVICES, INC., a Delaware corporation
By:	/s/ Eric S. Dawson
	Name:	Eric S. Dawson
	Title:	Secretary

PATRIOT RISK MANAGEMENT OF FLORIDA, INC., a Delaware corporation
By:	/s/ Steven M. Mariano
	Name:	Steven M. Mariano
	Title:	Chairman

SUNCOAST CAPITAL, INC., a Delaware corporation
By:	/s/ Steven M. Mariano
	Name:	Steven M. Mariano
	Title:	President and Chief Executive Officer

[Signature Page to Commercial Security Agreement (continued)]

ADDENDUM A
     GENERAL PROVISIONS. Each Debtor’s obligations under this Agreement are independent of the obligations of any other Debtor. Secured Party may sue each Debtor individually or together with any other Debtor. Secured Party may release any part of the Property, and Debtor will remain obligated under this Agreement. The duties and benefits of this Agreement will bind the successors and assigns of Debtor and Secured Party. No modification of this Agreement is effective unless made in writing and signed by Debtor and Secured Party. Whenever used, the plural includes the singular and the singular includes the plural. Time is of the essence.
     APPLICABLE LAW. This Agreement is governed by the laws of the State of Delaware (without regard to conflict of laws principles). In the event of a dispute, the exclusive forum, venue, and place of jurisdiction will be the State of Delaware, unless otherwise required by law. If any provision of this Agreement is unenforceable by law, the unenforceable provision will be severed and the remaining provisions will still be enforceable.
     NAME AND LOCATION. Debtor’s name indicated on the cover page hereto is Debtor’s exact legal name. If Debtor is an individual, Debtor’s address is Debtor’s principal residence. If Debtor is not an individual, Debtor’s address is the location of Debtor’s chief executive offices or sole place of business. If Debtor is an entity organized and registered under state law, Debtor has provided Debtor’s state of registration on the cover page hereto. Debtor will provide verification of registration and location upon Secured Party’s request. Debtor will provide Secured Party with at least 30 days notice prior to any change in Debtor’s name, address, or state of organization or registration.
     WARRANTIES AND REPRESENTATIONS. Debtor has the right, authority, and power to enter into this Agreement. The execution and delivery of this Agreement will not violate any agreement governing Debtor or Debtor’s property, or to which Debtor is a party. Debtor makes the following warranties and representations which continue as long as this Agreement is in effect:
(1)	Debtor is duly organized and validly existing in all jurisdictions in which Debtor does business;

(2)	the execution and performance of the terms of this Agreement have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law or order;

(3)	other than previously disclosed to Secured Party, Debtor has not changed Debtor’s name or principal place of business within the last 10 years and has not used any other trade or fictitious name; and

(4)	Debtor does not and will not use any other name without Secured Party’s prior written consent.

     Debtor owns all of the Property, and Secured Party’s claim to the Property is ahead of the claims of any other creditor, except as otherwise agreed and disclosed to Secured Party prior to any advance on the Secured Debts. The Property has not been used for any purpose that would violate any laws or subject the Property to forfeiture or seizure.
     DUTIES TOWARD PROPERTY. Debtor will protect the Property and Secured Party’s interest against any competing claim. Except as otherwise agreed, Debtor will keep the Property in Debtor’s possession at the address indicated on the cover page of this Agreement. Debtor will keep the Property in good repair and use the Property only for purposes specified on the cover page hereto. Debtor will not use the Property in violation of any law and will pay all taxes and assessments levied or assessed against the Property. Secured Party has the right of reasonable access to inspect the Property, including the right to require Debtor to assemble and make the Property available to Secured Party. Debtor will immediately notify Secured Party of any loss or damage to the Property. Debtor will prepare and keep books, records, and accounts about the Property and Debtor’s business, to which Debtor will allow Secured Party reasonable access.
     Debtor will not sell, offer to sell, license, lease, or otherwise transfer or encumber the Property without Secured Party’s prior written consent. Any disposition of the Property will violate Secured Party’s rights, unless the Property is inventory sold in the ordinary course of business at fair market value. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, Debtor will record Secured Party’s interest on the face of the chattel paper or instruments.
     If the Property includes accounts, Debtor will not settle any account for less than the full value, dispose of the accounts by assignment, or make any material change in the terms of any account without Secured Party’s prior written consent. Debtor will collect all accounts in the ordinary course of business, unless otherwise required by Secured Party. Debtor will keep the proceeds of the accounts, and any goods returned to Debtor, in trust for Secured Party and will not commingle the proceeds or returned goods with any of Debtor’s other property. Secured Party has the right to require Debtor to pay Secured Party the full price on any returned items. Secured Party may require account debtors to make payments under the accounts directly to Secured Party. Debtor will deliver the accounts to Secured Party at Secured Party’s request. Debtor will give Secured Party all statements, reports, certificates, lists of account debtors (showing names, addresses, and amounts owing), invoices applicable to each account, and any other data pertaining to the accounts as Secured Party requests.
     If the Property includes farm products, Debtor will provide Secured Party with a list of the buyers, commission merchants, and selling agents to or through whom Debtor may sell the farm products. Debtor authorizes Secured Party to notify any additional parties regarding Secured Party’s interest in Debtor’s farm products, unless prohibited by law. Debtor agrees to plant, cultivate, and harvest crops in due season. Debtor will be in default if any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetland to produce or to make possible the production of an agricultural commodity, further explained in 7 CFR Part 1940, Subpart G, Exhibit M.

     If Debtor pledges the Property to Secured Party (delivers the Property into the possession or control of Secured Party or a designated third party), Debtor will, upon receipt, deliver any proceeds and products of the Property to Secured Party. Debtor will provide Secured Party with any notices, documents, financial statements, reports, and other information relating to the Property Debtor receives as the owner of the Property.
     PERFECTION OF SECURITY INTEREST. Debtor authorizes Secured Party to file a financing statement covering the Property. Debtor will comply with, facilitate, and otherwise assist Secured Party in connection with obtaining possession or control over the Property for purposes of perfecting Secured Party’s interest under the Uniform Commercial Code.
     INSURANCE. Debtor agrees to keep the Property insured against the risks reasonably associated with the Property until the Property is released from this Agreement. Debtor will maintain this insurance in the amounts Secured Party requires. Debtor may choose the insurance company, subject to Secured Party’s approval, which will not be unreasonably withheld. Debtor will have the insurance provider name Secured Party as loss payee on the insurance policy. Debtor will give Secured Party and the insurance provider immediate notice of any loss. Secured Party may apply the insurance proceeds toward the Secured Debts. Secured Party may require additional security as a condition of permitting any insurance proceeds to be used to repair or replace the Property. If Secured Party acquires the Property in damaged condition, Debtor’s rights to any insurance policies and proceeds will pass to Secured Party to the extent of the Secured Debts. Debtor will immediately notify Secured Party of the cancellation or termination of insurance. If Debtor fails to keep the Property insured, or fails to provide Secured Party with proof of insurance, Secured Party may obtain insurance to protect Secured Party’s interest in the Property. The insurance may include coverages not originally required of Debtor, may be written by a company other than one Debtor would choose, and may be written at a higher rate than Debtor could obtain if Debtor purchased the insurance.
     AUTHORITY TO PERFORM. Debtor authorizes Secured Party to do anything Secured Party deems reasonably necessary to protect the Property and Secured Party’s interest in the Property. If Debtor fails to perform any of Debtor’s duties under this Agreement, Secured Party is authorized, without notice to Debtor, to perform the duties or cause them to be performed. These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and take any action to realize the value of the Property. Secured Party’s authority to perform for Debtor does not create an obligation to perform, and Secured Party’s failure to perform will not preclude Secured Party from exercising any other rights under the law or this Agreement.
     If Secured Party performs for Debtor, Secured Party will use reasonable care. Reasonable care will not include any steps necessary to preserve rights against prior parties or any duty to take action in connection with the management of the Property.
     If Secured Party comes into possession of the Property, Secured Party will preserve and protect the Property to the extent required by law. Secured Party’s duty of care with respect to the Property will be satisfied if Secured Party exercises reasonable care in the safekeeping of the Property or in the selection of a third party in possession of the Property.

     Secured Party may enforce the obligations of an account debtor or other person obligated on the Property. Secured Party may exercise Debtor’s rights with respect to the account debtor’s or other person’s obligations to make payment or otherwise render performance to Debtor, and enforce any security interest that secures such obligations.
     PURCHASE MONEY SECURITY INTEREST. If the Property includes items purchased with the Secured Debts, the Property purchased with the Secured Debts will remain subject to Secured Party’s security interest until the Secured Debts are paid in full. Payments on any non-purchase money loan also secured by this Agreement will not be applied to the purchase money loan. Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired. If the purchase money Property was acquired at the same time, payments will be applied in the order Secured Party selects. No security interest will be terminated by application of this formula.
     DEFAULT. Debtor shall be in default if an Event of Default continues under the terms of the Commercial Loan Agreement signed by Debtor of even date herewith after the expiration of any applicable notice, grace, and/or cure periods.
     REMEDIES. After Debtor defaults, and after Secured Party gives any legally required notice and opportunity to cure the default, Secured Party may at Secured Party’s option do any one or more of the following:
(1)	make all or any part of the Secured Debts immediately due and accrue interest at the highest post-maturity interest rate;
(2)	require Debtor to gather the Property and make it available to Secured Party in a reasonable fashion;
(3)	enter upon Debtor’s premises and take possession of all or any part of Debtor’s property for purposes of preserving the Property or its value and use and operate Debtor’s property to protect Secured Party’s interest, all without payment or compensation to Debtor;
(4)	use any remedy allowed by state or federal law, or provided in any agreement evidencing or pertaining to the Secured Debts.
     If Secured Party repossesses the Property or enforces the obligations of an account debtor, Secured Party may keep or dispose of the Property as provided by law. Secured Party will apply the proceeds of any collection or disposition first to Secured Party’s expenses of enforcement, which includes reasonable attorneys’ fees and legal expenses to the extent not prohibited by law, and then to the Secured Debts. Debtor (or Borrower, if not the same) will be liable for the deficiency, if any.
     By choosing any one or more of these remedies, Secured Party does not give up the right to use any other remedy. Secured Party does not waive a default by not using a remedy.

     WAIVER. Debtor waives all claims for damages caused by Secured Party’s acts or omissions where Secured Party acts in good faith.
     NOTICE AND ADDITIONAL DOCUMENTS. Where notice is required, Debtor agrees that 10 days prior written notice will be reasonable notice to Debtor under the Uniform Commercial Code. Notice to one party is notice to all parties. Debtor agrees to sign, deliver, and file any additional documents and certifications Secured Party considers necessary to perfect, continue, or preserve Debtor’s obligations under this Agreement and to confirm Secured Party’s lien status on the Property.

EXTENSION OF SECURITY AGREEMENT
December 31, 2008
     For value received, the Debtor hereby grants the Secured Party a security interest in the following additional collateral:
     All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Commercial Loan Agreement and Addendum thereto entered into between Debtors and Secured Party on the date hereof.
     As used in this Agreement, the term “Debtor” shall collectively and jointly refer to Patriot Risk Management, Inc. (“PRM”), PRS Group, Inc. (“PRS Group”), Guarantee Insurance Group, Inc. (“GIGI”), Patriot Risk Services, Inc., Patriot Risk Management of Florida, Inc., and SunCoast Capital, Inc. (“SunCoast”) and their respective successors and assigns, and all obligations under this Agreement shall be the joint and several obligations of each such entity.
     As used in this Agreement, the term “Collateral” means all of Debtor’s respective right, title and interest in, to and under all property and assets granted as collateral security for the Loan, whether real intangible or tangible personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, Chattel mortgage, collateral Chattel mortgage, Chattel trust, tractor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. Collateral shall also include, but not be limited to all of Debtor’s respective right, title and interest in, to and under the following, whether now owned or at any time hereafter acquired:
     (a) All of Debtor’s personal property, whether tangible or intangible, and all of Debtor’s interest in property and fixtures, now owned or existing or hereafter acquired and wherever located, including without limitation, the following: (i) all furniture, inventory, machinery, vehicles, equipment, goods and supplies; (ii) all accounts, including without limitation, the Debtor’s Depository Account; (iii) all instruments, documents (including, without limitation, the customer files), policies and certificates of insurance, securities, negotiable instruments, money, Chattel paper, investment property, deposits, warehouse receipts and things in action; (iv) all general intangibles and rights to payment or proceeds of any kind, including without limitation, rights to insurance premiums, rights to insurance and reinsurance proceeds, dividends, distribution, proceeds and letter of credit proceeds; (v) all documents and contract rights and interests of any kind, including without limitation, the rights and interests set forth in any agency/producer agreement and insurance policy, and the rights and interests set forth in all Material Agency Agreements and in all Managing Agreements with any Insurance Entity; (vi) all intellectual property rights and similar assets, including without limitation trademark rights, service mark rights, rights to licenses and rights to names, customer lists, trade secrets, goodwill, trade names, permits and franchises, payment intangibles, computer programs, etc.; (b) All of PRM’s right, title and interest in GIGI and PRS Group, whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to PRM in its capacity as the sole stockholder of GIGI and PRS Group; (c) All of

GIGI’s right, title and interest in GIC whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to GIGI in its capacity as the sole stockholder of GIC; (d) All telephone numbers, rights to the lease of office space, post office boxes or other mailing addresses, rights to trademarks and use of trade names, rights to software licenses, and rents received by Debtor for the lease of office space; (e) All deposit accounts, disbursement accounts, accounts receivable, commission receivables, economic interest of Debtor, all Chattel paper, contract rights, instruments, documents, general intangibles, inventory and goods in process of Debtor, whether now in existence or owned or hereafter coming into existence or acquired, wherever located, and all returned goods, and repossessions and replacements thereof; (f) All commissions, policy fees, service fees, underwriting fees, claims fees, administrative and processing fees, fronting fees, risk management and loss/cost control fees, investment income, management fees (including without limitation, case and captive management fees), premium finance revenues, reinsurance brokerage commissions and all other revenue (collectively, “Revenue”) payable to Debtor and any assignment thereof; (g) All “MGA Operations” being defined hereunder as Debtor’s policy administration agreements, related service fees, and any agency, producer, broker, and managing general agency agreements or similar such contracts (collectively, “Managing Agreements”) with any insurance company, reinsurance company, managing general agency, broker or other insurance supplier (collectively, “Insurance Entities”), the policies Debtor has written or placed pursuant to such agreements, the right to commissions and policy fees (new, renewal, additional or other) for any of the foregoing, and Debtor’s customer list and policy information for said customers, and with respect to all of the foregoing, whether now owned by Debtor or at any time hereafter acquired; (h) Any property, tangible or intangible, in which Debtor grants Lender a security interest in any other Loan Document; (i) All “Premium Finance Operations” being defined hereunder as Debtor’s or their affiliates’ existing or future premium finance business, all tangible and intangible property associated therewith, and all Revenue (less amounts due Insurance Entities) derived directly or indirectly therefrom; and (j) All additions, attachments, parts, repairs, accessories, accession, replacement and substitutions to or for any of the foregoing and any proceeds and products of the above-described property.
     For value received the Debtor hereby acknowledges and agrees that the Lender, without liability to Debtor, may take actual possession of the Collateral without the necessity of commencing legal action and that actual possession is deemed to occur when Lender or its agent notifies Debtor of default, Debtor fails to cure such default within the time allowed hereunder, and demands that the Collateral be transferred and paid directly to the Lender. Debtor agrees that, upon Debtor’s default and failure to cure default within the time allowed hereunder, Lender may without liability to Debtor, transfer any of the Collateral or evidence thereof into its own name or that of its designee and/or demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon its collateral in its own name, its designee’s name or in the name of Debtor. Lender, without appointing a receiver, shall be entitled, but is not required, to take possession and control of the Collateral and collect the rents, issues, and profits thereof. However, Lender shall be entitled, but is not required to have a receiver appointed by a court of competent jurisdiction to take possession and control of the Collateral and collect the rents, issues and profits thereof. In the event a receiver is appointed the amount so collected by the receiver shall be applied under the direction of the court to the payment of any judgment rendered or amount found due under the loan documents. However, under no circumstances whatsoever shall the appointment of the receiver be considered to create a control of Debtor’s business by Lender and at all times the receiver shall be an agent apart from Lender and responsible only to the appointing court. Debtor shall cooperate fully with Lender or a receiver and promptly endorse, set over, transfer and deliver to Lender or a receiver any Collateral in Debtor’s possession or held by a third party. Debtor expressly agrees and acknowledges Lender’s or a receiver’s right to Collateral, right to possession of Collateral and right to operate Debtor’s business without the necessity of commencing legal action and without Debtor’s further action or authorization.
     Notwithstanding anything herein to the contrary, Lender acknowledges and agrees that it shall not be entitled to vote any shares of GIC, assert ownership or transfer ownership of the voting shares of GIC until it has complied with any applicable Florida law, including without limitation, filing a Form A and having it approved by the Florida Office of Insurance Regulation to the extent applicable.